Exhibit 99.1

Brooks Automation Reports Fourth Quarter Results of Fiscal Year Ended September 30, 2017

CHELMSFORD, Mass., November 9, 2017 (GLOBE NEWSWIRE) -- Brooks Automation, Inc. (Nasdaq: BRKS), a leading worldwide provider of automation and cryogenic solutions for multiple markets, including semiconductor manufacturing and life sciences, today reported financial results for the fourth quarter of the fiscal year ended September 30, 2017.

Fiscal Fourth Quarter of 2017 Financial and Operational Highlights:

• Total revenue was $182 million; 15% growth compared to 2016 Q4;
• Life Sciences revenue was $44 million; 39% growth vs. 2016 Q4;
• Semiconductor revenue was $138 million; 10% growth vs. 2016 Q4;
• GAAP Net Income was $17 million with diluted EPS of $0.25;
• Non-GAAP Net Income was $25 million with diluted EPS of $0.35; and
• Cash flow from operations was $35 million.

Fiscal Year 2017 Financial and Operational Highlights:

• Total revenue was $693 million; 24% growth compared to 2016, with 22% organic growth;
• Life Sciences revenue was $149 million; 38% growth, with 27% organic growth;
• Semiconductor revenue was $544 million; 20% growth, with all being organic growth;
• GAAP Net Income was $63 million with diluted EPS of $0.89;
• Non-GAAP Net Income was $87 million with diluted EPS of $1.23; and
• Cash flow from operations was $96 million.

Summary of GAAP and Non-GAAP Earnings

	Quarter Ended
	September 30,	June 30,	September 30,
Dollars in thousands, except per share data	2017	2017	2016
GAAP net income	$17,386	$17,350	$10,547
GAAP diluted earnings per share	$0.25	$0.25	$0.15

Non-GAAP net income	$24,522	$25,353	$15,324
Non-GAAP diluted earnings per share	$0.35	$0.36	$0.22

A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures follows the consolidated statements of operations, balance sheets and statements of cash flows included in this release.

Management Comments

“Our fiscal 2017 has been a year filled with key milestones and the fourth quarter was no exception. We achieved another record for gross margins in our Semiconductor segment and for the Company, while we continued to expand our Life Sciences business,” commented Steve Schwartz, CEO of Brooks Automation.  “Life Sciences revenue grew 20% quarter over quarter to comprise 24% of our fourth quarter revenue. In early October we purchased 4titude, which will complement our existing Life Sciences business and continue to drive our Life

Science’s revenue growth.  For the full fiscal year 2017, we delivered 24% top-line growth and 163% adjusted EPS growth with both segments contributing materially to this solid performance.  We finished the year in a strong position and we are poised for continued momentum in fiscal year 2018.”

GAAP Summary of Q4 Fiscal 2017

Revenue for the fourth quarter of fiscal 2017 was $182 million, flat compared to the third quarter of fiscal 2017 and 15% higher than the fourth fiscal quarter of 2016.  The flat sequential revenue reflected growth of 20% in the Brooks Life Sciences Systems segment offset by an expected 5% decline in the Brooks Semiconductor Solutions Group segment.  The year-over-year 15% growth was driven by 39% growth in Life Sciences and 10% growth in Semiconductor Solutions.  Total gross margin was 40.9% which improved 150 basis points from the third quarter of fiscal 2017.  Operating expenses of $57 million increased 8%, or $4 million, from the previous quarter, driven primarily by higher non-cash stock incentive accruals and increased R&D costs.  In the fourth quarter, the Company incurred $0.6 million of restructuring charges, compared to $0.8 million in the third quarter. GAAP net income in the quarter was $17 million and diluted earnings per share was $0.25.

The amortization of intangible assets, restructuring charges, impact of purchase price accounting adjustments, charges related to M&A and special charges are appropriately included in the GAAP summary of earnings discussed above. The impact on earnings of such non-GAAP adjustments is referenced in the unaudited table included within this press release.

In the following analysis of the non-GAAP results, Brooks adjusted the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations, which the Company believes is more comparable to the similar analysis provided by its peers. Brooks also excludes special charges or gains, such as impairment losses, gains or losses from the sale of assets, as well as other gains and charges that are assessed to not be representative of the normal operations of the business. Brooks currently includes a valuation allowance reserve against U.S. deferred tax assets in its GAAP results. In assessing the appropriate tax rate for the non-GAAP results, the Company evaluated the adjustments discussed above and concluded it was appropriate to maintain the valuation allowance reserve in deriving the non-GAAP tax rate.

Discussion of Non-GAAP Results

Non-GAAP net income was $25 million in the fourth quarter, resulting in non-GAAP earnings per share of $0.35. This compares to non-GAAP net income of $25 million and non-GAAP earnings per share of $0.36 in the third quarter of fiscal 2017, and non-GAAP net income of $15 million and non-GAAP earnings per share of $0.22 in the fourth quarter of fiscal 2016.

As noted above, revenue for the fourth fiscal quarter of 2017 was $182 million, flat compared to the third fiscal quarter of 2017.    As projected, the Semiconductor Solutions revenue was 5% lower in the fourth quarter compared to the third quarter, largely driven by lower Contamination Control Solutions sales.  Growth in the Life Sciences segment offset this decline, with revenue growth of $7.2 million or 20% sequentially to $44 million.  Storage services, store systems, cryo systems, and consumables all expanded, contributing $3.7 million of the total growth.  Life Sciences also added $3.5 million of revenue from businesses acquired in the quarter, primarily from the PBMMI storage services business.

Adjusted gross margin was 41.3% in the fourth quarter, up 130 basis points from the prior quarter.  The Semiconductor Solutions segment adjusted gross margin was 42.3% in the fourth quarter compared to 40.5% in the prior quarter reflecting improved production costs and revenue mix.  The Life Sciences segment adjusted gross margin was 38.2% in the fourth quarter compared to 38.0% in the prior quarter, supported by improved margins in the core systems business.  In summary, the total adjusted gross profit increased by $2.5 million compared to the prior quarter, supported by 20% growth of adjusted gross profit in Life Sciences and approximately flat adjusted gross profit in the Semiconductor segment on lower revenue with higher margins.

Bookings for the Semiconductor Solutions segment in the fourth quarter totaled $142 million, compared to $131 million in the third quarter.  Backlog for the segment finished at $115 million, $4 million above the third quarter ending backlog.  Bookings in the Life Sciences segment totaled $35 million of new contract value in the fourth quarter, compared to $42 million in the third quarter.

Fourth quarter non-GAAP operating expenses were $49 million, an increase of 10%, or $4.3 million, compared to the third quarter.  The sequential change was driven by a 10% increase in SG&A and a 7% increase in R&D.  Within operating expenses, $2.0 million of the increase was a non-cash charge to the stock compensation accrual for long term incentive plans.

Adjusted EBITDA was $37 million in the fourth quarter, an improvement of $0.8 million, or 2%, compared to the third fiscal quarter.  Cash flow from operations increased from $18 million in the third quarter to $35 million in the fourth quarter, and culminated in $96 million total cash from operations for fiscal 2017.  The Company's balance of cash, cash equivalents, and marketable securities was $104 million as of September 30, 2017 compared to $120 million at the end of the third quarter.  Impacting cash on the balance sheet were dividends paid of $7 million and  cash used for acquisitions of $39 million.

Fiscal Year 2017 Results (non-GAAP discussion)

For fiscal 2017, total revenue increased 24% to $693 million compared to revenue of $560 million for fiscal 2016 with Life Science revenue growth of 38% and Semiconductor Solutions growth of 20%.  Adjusted net income was $87 million, which improved 167% compared to $33 million of adjusted net income in fiscal year 2016.

Subsequent Events

On October 5, 2017, the Company announced the acquisition of 4titude, Ltd., a manufacturer of scientific consumables for biological sample materials used in a variety of genomic analytical applications, for approximately $66 million in cash, subject to customary working capital and other adjustments.  The Company also announced it had secured a seven year $200 million senior secured term loan.

Quarterly Cash Dividend

The Company additionally announced that the Board of Directors has reiterated a dividend of $0.10 per share payable on December 22, 2017 to stockholders of record on December 1, 2017. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company's Board of Directors.

Guidance for First Quarter of Fiscal 2018

The Company announced revenue and earnings guidance for the first quarter of fiscal 2018. Revenue is expected to be in the range of $182 million to $188 million. The Company’s newly established debt is estimated to drive $2.2 million of interest expense. Non-GAAP diluted earnings per share is expected to be in the range of $0.27 to $0.32. GAAP diluted earnings per share for the first quarter is expected to be in the range of $0.19 to $0.24, reflecting the impact of amortization, purchase price accounting, charges related to M&A and anticipated restructuring charges.

Conference Call

Brooks management will webcast its fourth quarter earnings conference call today at 8:30 a.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks' website at www.brooks.com, and will be archived online on this website for convenient on-demand replay. In addition, you may call 800-954-0648 (US & Canada only) or 415-226-5357 to listen to the live webcast.

About Brooks Automation, Inc.

Brooks is a leading worldwide provider of automation and cryogenic solutions for multiple markets including semiconductor manufacturing and life sciences. Brooks' technologies, engineering competencies and global service capabilities provide customers speed to market and ensure high uptime and rapid response, which equate to superior value in their mission-critical controlled environments.  Since 1978, Brooks has been a leading partner to the global semiconductor manufacturing market as a provider of precision automation and cryogenic vacuum solutions.  Since 2011, Brooks has applied its automation and cryogenics expertise to meet the sample storage needs of customers in the life sciences industry.  Brooks' life sciences offerings include a broad range of products and services for on-site infrastructure for sample management in temperatures of ‑20°C to -150°C, as well as comprehensive outsource service solutions across the complete life cycle of biological samples including collection, transportation, processing, storage, protection, retrieval and disposal.  Brooks is headquartered in Chelmsford, MA, with operations in North America, Europe and Asia. For more information, visit www.brooks.com.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include, but are not limited to statements about our revenue and earnings expectations, our ability to increase our profitability, our ability to improve or retain our market position, and our ability to deliver financial success in the future. Factors that could cause results to differ from our expectations include the following:  the volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions, and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

CONTACTS:
Sherry Dinsmore
Brooks Automation
978.262.4301
sherry.dinsmore@brooks.com

John Mills
Partner
ICR, LLC
646.277.1254
john.mills@icrinc.com

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue
Products	$136,940	$119,545	$533,624	$421,783
Services	44,940	38,008	159,261	138,540
Total revenue	181,880	157,553	692,885	560,323
Cost of revenue
Products	80,452	75,158	323,812	267,974
Services	27,063	25,830	101,669	94,268
Total cost of revenue	107,515	100,988	425,481	362,242
Gross profit	74,365	56,565	267,404	198,081
Operating expenses
Research and development	12,856	12,335	47,004	51,543
Selling, general and administrative	43,565	31,594	153,061	130,261
Restructuring charges	563	2,232	3,226	12,039
Total operating expenses	56,984	46,161	203,291	193,843
Operating income	17,381	10,404	64,113	4,238
Interest income	32	142	464	452
Interest expense	(122)	(101)	(408)	(157)
Gain on settlement of equity method investment	—	—	1,847	—
Other income (expense), net	203	(290)	(645)	(579)
Income before income taxes and equity in earnings of equity method investments	17,494	10,155	65,371	3,954
Income tax provision	2,240	740	12,140	75,810
Income (loss) before equity in earnings of equity method investments	15,254	9,415	53,231	(71,856)
Equity in earnings of equity method investments	2,132	1,132	9,381	2,380
Net income (loss)	$17,386	$10,547	$62,612	$(69,476)
Basic net income (loss) per share	$0.25	$0.15	$0.90	$(1.01)
Diluted net income (loss) per share	0.25	0.15	0.89	(1.01)
Dividend declared per share	0.10	0.10	0.40	0.40

Weighted average shares outstanding used in computing net income (loss) per share:
Basic	69,808	68,718	69,575	68,507
Diluted	70,681	69,540	70,485	68,507

BROOKS AUTOMATION, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	September 30,	September 30,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$101,622	$85,086
Marketable securities	28	39
Accounts receivable, net	120,828	106,372
Inventories	106,395	92,572
Prepaid expenses and other current assets	23,138	15,265
Total current assets	352,011	299,334
Property, plant and equipment, net	58,462	54,885
Long-term marketable securities	2,642	6,096
Long-term deferred tax assets	1,692	1,982
Goodwill	233,638	202,138
Intangible assets, net	83,520	81,843
Equity method investments	28,593	27,273
Other assets	6,070	12,354
Total assets	$766,628	$685,905
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$49,100	$41,128
Deferred revenue	24,292	14,966
Accrued warranty and retrofit costs	8,054	6,324
Accrued compensation and benefits	27,065	21,254
Accrued restructuring costs	1,708	5,939
Accrued income taxes payable	11,417	7,554
Accrued expenses and other current liabilities	25,142	22,628
Total current liabilities	146,778	119,793
Long-term tax reserves	1,687	2,681
Long-term deferred tax liabilities	3,748	2,913
Long-term pension liabilities	1,979	2,557
Other long-term liabilities	4,792	4,271
Total liabilities	158,984	132,215
Stockholders' Equity
Preferred stock, $0.01 par value- 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value- 125,000,000 shares authorized, 83,294,848 shares issued and 69,832,979 shares outstanding at September 30, 2017, 82,220,270 shares issued and 68,758,401 shares outstanding at September 30, 2016	833	821
Additional paid-in capital	1,874,918	1,855,703
Accumulated other comprehensive income	15,213	15,166
Treasury stock at cost - 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(1,082,364)	(1,117,044)
Total stockholders' equity	607,644	553,690
Total liabilities and stockholders' equity	$766,628	$685,905

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Year Ended
	September 30,
	2017	2016
Cash flows from operating activities
Net income (loss)	$62,612	$(69,476)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	28,149	28,046
Gain on settlement of equity method investment	(1,847)	—
Impairment of other assets	—	807
Stock-based compensation	17,278	11,737
Amortization of premium on marketable securities and deferred financing costs	252	339
Earnings of equity method investments	(9,381)	(2,380)
Deferred income tax provision	517	70,273
Pension settlement	(259)	—
Other gains on disposal of assets	(406)	(41)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(11,178)	(1,796)
Inventories	(12,792)	8,565
Prepaid expenses and other current assets	(5,829)	(428)
Accounts payable	7,846	(5,143)
Deferred revenue	8,049	(3,290)
Accrued warranty and retrofit costs	1,602	290
Accrued compensation and tax withholdings	5,565	(3,234)
Accrued restructuring costs	(4,241)	3,860
Accrued pension costs	(32)	(811)
Accrued expenses and other current liabilities	10,319	2,229
Net cash provided by operating activities	96,224	39,547
Cash flows from investing activities
Purchases of property, plant and equipment	(12,677)	(12,848)
Purchases of technology intangibles	(240)	—
Purchases of marketable securities	—	(12,901)
Sales and maturities of marketable securities	3,590	139,388
Acquisitions, net of cash acquired	(44,791)	(125,248)
Disbursement for a loan receivable	—	(1,821)
Purchases of other investments	(170)	(250)
Proceeds from sales of property, plant and equipment	100	2,806
Net cash used in investing activities	(54,188)	(10,874)
Cash flows from financing activities
Proceeds from issuance of common stock	2,040	1,888
Payment of deferred financing costs	(28)	(708)
Proceeds from line of credit	—	366
Common stock dividends paid	(27,932)	(27,503)
Net cash used in financing activities	(25,920)	(25,957)
Effects of exchange rate changes on cash and cash equivalents	420	1,648
Net increase in cash and cash equivalents	16,536	4,364
Cash and cash equivalents, beginning of period	85,086	80,722
Cash and cash equivalents, end of period	$101,622	$85,086

Notes on Non-GAAP Financial Measures:

These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusted the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, as well as other gains and charges that are not representative of the normal operations of the business. Brooks currently includes a valuation allowance reserve against U.S. deferred tax assets in its GAAP results. In assessing the appropriate tax rate for non-GAAP results, the Company evaluated the adjustments discussed above and concluded it was appropriate to maintain the valuation allowance reserve in establishing the non-GAAP tax rate. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	September 30, 2017		June 30, 2017		September 30, 2016
		per diluted		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share	$	share
GAAP net income	$17,386	$0.25	$17,350	$0.25	$10,547	$0.15
Adjustments:
Purchase accounting impact on inventory and contracts acquired	—	—	71	0.00	125	—
Amortization of intangible assets	4,403	0.06	4,330	0.06	3,826	0.06
Impairment of other assets	—	—	—	—	807	0.01
Restructuring charges	563	0.01	828	0.01	2,232	0.03
Merger costs	3,470	0.05	3,654	0.05	81	—
Tax effect of adjustments	(1,300)	(0.02)	(880)	(0.01)	(2,293)	(0.03)
Non-GAAP adjusted net income	24,522	0.35	25,353	0.36	15,324	0.22
Stock based compensation, pre-tax	6,197	—	4,197	—	3,532	—
Tax rate	13%	—	15%	—	16%	—
Stock-based compensation, net of tax	5,416	0.08	3,559	0.05	2,967	0.04
Non-GAAP adjusted net income - excluding stock-based compensation	$29,938	$0.42	$28,912	$0.41	$18,291	$0.26

Shares used in computing non-GAAP diluted net income per share	—	70,681	—	70,405	—	69,540

	Year Ended
	September 30, 2017		September 30, 2016
		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share
GAAP net income (loss)	$62,612	$0.89	$(69,476)	$(1.01)
Adjustments:
Purchase accounting impact on inventory and contracts acquired	523	0.01	624	0.01
Amortization of intangible assets	17,146	0.24	14,979	0.22
Impairment of other assets			807	0.01
Restructuring charges	3,226	0.05	12,039	0.17
Gain on sale of a building	—		(56)	—
Merger costs	8,309	0.12	3,384	0.05
Less: Fair value adjustment of equity investment	(1,847)	(0.03)	—	—
Add: True-up of BioCision stub period adjustment	203	—	—	—
Establishment of valuation allowance against deferred tax assets	—	—	79,340	1.14
Tax effect of adjustments	(3,157)	(0.04)	(9,016)	(0.13)
Non-GAAP adjusted net income	87,015	1.23	32,625	0.47
Stock-based compensation, pre-tax	17,278	—	11,737	—
Tax rate	15%	—	47%	—
Stock-based compensation, net of tax	14,686	$0.21	6,232	0.09
Non-GAAP adjusted net income - excluding stock-based compensation	$101,701	$1.44	$38,857	$0.56

Shares used in computing non-GAAP diluted net income per share	—	70,485	—	69,367

	Quarter Ended
	September 30, 2017		June 30, 2017		September 30, 2016
Dollars in thousands	$	%	$	%	$	%
GAAP gross profit/gross margin percentage	$74,365	40.9%	$71,572	39.4%	$56,565	35.9%
Adjustments:
Amortization of completed technology	810	0.4%	1,051	0.6%	1,083	0.7%
Purchase accounting impact on inventory and contracts acquired	—	0.0%	71	0.0%	125	0.1%
Non-GAAP adjusted gross profit/gross margin percentage	$75,175	41.3%	$72,694	40.0%	$57,773	36.7%

	Year Ended
	September 30, 2017		September 30, 2016
Dollars in thousands	$	%	$	%
GAAP gross profit/gross margin percentage	$267,404	38.6%	$198,081	35.4%
Adjustments:
Amortization of completed technology	3,915	0.6%	4,180	0.7%
Purchase accounting impact on inventory and contracts acquired	523	0.1%	624	0.1%
Non-GAAP adjusted gross profit/gross margin percentage	$271,842	39.2%	$202,885	36.2%

	Quarter Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Dollars in thousands	2017	2017	2016	2017	2016
GAAP net income (loss)	$17,386	$17,350	$10,547	$62,612	$(69,476)
Adjustments:
Less: Interest income	(32)	(137)	(142)	(464)	(452)
Add: Interest expense	122	93	101	408	157
Add: Income tax provision	2,240	3,680	740	12,140	75,810
Add: Depreciation	3,096	2,589	2,900	11,003	13,067
Add: Amortization of completed technology	810	1,051	1,083	3,915	4,180
Add: Amortization of customer relationships and acquired intangible assets	3,593	3,279	2,743	13,231	10,799
Earnings before interest, taxes, depreciation and amortization	$27,215	$27,905	$17,972	$102,845	$34,085

	Quarter Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Dollars in thousands	2017	2017	2016	2017	2016
Earnings before interest, taxes, depreciation and amortization	$27,215	$27,905	$17,972	$102,845	$34,085
Adjustments:
Add: Impairment of other assets	—	—	807	—	807
Less: Fair value adjustment of equity method investment	—	—	—	(1,847)	—
Add: Stock-based compensation	6,197	4,197	3,532	17,278	11,737
Add: Restructuring charges	563	828	2,232	3,226	12,039
Add: BioCision stub period adjustment	—	—	—	203	—
Add: Purchase accounting impact on inventory and contracts acquired	—	71	125	523	624
Less: Gain on sale of a building	—	—	—	—	(56)
Add: Merger costs	3,470	3,654	81	8,309	3,384
Adjusted earnings before interest, taxes, depreciation and amortization	$37,445	$36,655	$24,749	$130,537	$62,620

	Quarter Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Dollars in thousands	2017	2017	2016	2017	2016
GAAP selling, general and administrative expenses	$43,565	$40,016	$31,594	$153,061	$130,261
Adjustments:
Less: Amortization of customer relationships and acquired intangible assets	(3,593)	(3,279)	(2,743)	(13,231)	(10,799)
Less: Impairment of other assets	—	—	(807)	—	(807)
Less: Merger costs	(3,470)	(3,654)	(81)	(8,309)	(3,384)
Non-GAAP adjusted selling, general and administrative expenses	$36,502	$33,083	$27,963	$131,521	$115,271
Research and development expenses	$12,856	$11,958	$12,335	$47,004	$51,543
Non-GAAP adjusted operating expenses	$49,358	$45,041	$40,298	$178,525	$166,814

	Quarter Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Dollars in thousands	2017	2017	2016	2017	2016
GAAP equity in earnings of equity method investments	$2,132	$2,530	$1,132	$9,381	$2,380
Adjustments:
Add: BioCision stub period adjustment	—	—	—	203	—
Non-GAAP adjusted equity in earnings of equity method investments	$2,132	$2,530	$1,132	$9,584	$2,380

	Brooks Semiconductor Solutions Group			Brooks Life Science Systems
	Quarter Ended			Quarter Ended
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
Dollars in thousands	2017	2017	2016	2017	2017	2016
GAAP gross profit	$57,775	$58,083	$44,513	$16,590	$13,489	$12,052
Adjustments:
Amortization of completed technology	627	626	711	183	425	372
Purchase accounting impact on inventory and contracts acquired	—	—	125	—	71	—
Non-GAAP adjusted gross profit	$58,402	$58,709	$45,349	$16,773	$13,985	$12,424

	Brooks Semiconductor Solutions Group		Brooks Life Science Systems
	Year Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,
Dollars in thousands	2017	2016	2017	2016
GAAP gross profit	$212,652	$159,018	$54,752	$39,063
Adjustments:
Amortization of completed technology	2,506	2,715	1,409	1,465
Purchase accounting impact on inventory and contracts acquired	125	624	398	—
Non-GAAP adjusted gross profit	$215,283	$162,357	$56,559	$40,528

	Brooks Semiconductor Solutions Group			Brooks Life Science Systems
	Quarter Ended			Quarter Ended
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
Dollars in thousands	2017	2017	2016	2017	2017	2016
GAAP gross margin	41.9%	40.1%	35.4%	37.8%	36.7%	38.1%
Adjustments:
Amortization of completed technology	0.5%	0.4%	0.6%	0.4%	1.2%	1.2%
Purchase accounting impact on inventory and contracts acquired	—	—	0.1%	-%	0.2%	-
Non-GAAP adjusted gross margin	42.3%	40.5%	36.0%	38.2%	38.0%	39.2%

	Brooks Semiconductor Solutions Group		Brooks Life Science Systems
	Year Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,
Dollars in thousands	2017	2016	2017	2016
GAAP gross margin	39.1%	35.2%	36.8%	36.1%
Adjustments:
Amortization of completed technology	0.5%	0.6%	0.9%	1.4%
Purchase accounting impact on inventory and contracts acquired	—%	0.1%	0.3%	—%
Non-GAAP adjusted gross margin	39.6%	35.9%	38.0%	37.5%

	Brooks Semiconductor Solutions Group			Brooks Life Science Systems			Total Segments
	Quarter Ended			Quarter Ended			Quarter Ended
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
Dollars in thousands	2017	2017	2016	2017	2017	2016	2017	2017	2016
GAAP operating profit	$23,154	$26,188	$15,208	$2,160	$1,134	$1,104	$25,314	$27,322	$16,312
Adjustments:
Amortization of completed technology	627	626	711	183	425	372	810	1,051	1,083
Purchase accounting impact on inventory and contracts acquired	—	—	125	—	71	—	—	71	125
Non-GAAP adjusted operating profit	$23,781	$26,814	$16,044	$2,343	$1,630	$1,476	$26,124	$28,444	$17,520

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
Dollars in thousands	2017	2017	2016	2017	2017	2016	2017	2017	2016
GAAP operating profit (loss)	$25,314	$27,322	$16,312	$(7,933)	$(8,552)	$(5,908)	$17,381	$18,770	$10,404
Adjustments:
Amortization of completed technology	810	1,051	1,083	—	—	—	810	1,051	1,083
Amortization of customer relationships and acquired intangible assets	—	—	—	3,593	3,279	2,743	3,593	3,279	2,743
Restructuring charges	—	—	—	563	828	2,232	563	828	2,232
Purchase accounting impact on inventory and contracts acquired	—	71	125	—	—	—	—	71	125
Merger costs	—	—	—	3,470	3,654	81	3,470	3,654	81
Non-GAAP adjusted operating profit (loss)	$26,124	$28,444	$17,520	$(307)	$(791)	$(852)	$25,817	$27,653	$16,668

	Brooks Semiconductor Solutions Group		Brooks Life Science Systems		Total Segments
	Year Ended		Year Ended		Year Ended
Dollars in thousands	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
GAAP operating profit (loss)	$86,716	$37,926	$4,695	$(6,451)	$91,411	$31,476
Adjustments:
Amortization of completed technology	2,506	2,715	1,409	1,465	3,915	4,180
Purchase accounting impact on inventory and contracts acquired	125	624	398	—	523	624
Non-GAAP adjusted operating profit (loss)	$89,347	$41,265	$6,502	$(4,986)	$95,849	$36,280

	Total Segments		Corporate		Total
	Year Ended		Year Ended		Year Ended
Dollars in thousands	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
GAAP operating profit (loss)	$91,411	$31,476	$(27,298)	$(27,238)	$64,113	$4,238
Adjustments:
Amortization of completed technology	3,915	4,180	—	—	3,915	4,180
Amortization of customer relationships and acquired intangible assets	—	—	13,231	10,799	13,231	10,799
Restructuring charges	—	—	3,226	12,039	3,226	12,039
Purchase accounting impact on inventory and contracts acquired	523	624	—	—	523	624
Merger costs	—	—	8,309	3,384	8,309	3,384
Non-GAAP adjusted operating profit (loss)	$95,849	$36,280	$(2,532)	$(1,016)	$93,317	$35,264